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                                                                    EXHIBIT 4.1

THIS AGREEMENT is made the            day of                               1996
(Agreement manually dated 29th April 1996)

BETWEEN:


MINISTER FOR INDUSTRY, MANUFACTURING, SMALL BUSINESS AND REGIONAL DEVELOPMENT a body corporate pursuant to the Administrative Arrangements Act 1994 of Level 9, Terrace Towers, 178 North Terrace, Adelaide 5000 in the State of South Australia (hereinafter called the "MINISTER");


AND

The person referred to in Item 1 of the Schedule being a company duly incorporated in the State or Territory specified in Item 2 of the Schedule and having its registered office at the address specified in Item 3 of the Schedule in the said State (hereinafter called the "BORROWER").


BACKGROUND

Whereas the Minister has agreed, at the request of the BORROWER, to lend by way of interest free loan the ADVANCE on the terms of this AGREEMENT.

NOW THE PARTIES AGREE AS FOLLOWS:


1.   INTERPRETATION AND DEFINITIONS

     1.1 When interpreting this AGREEMENT, unless the context otherwise requires:-

           (a) words in bold and italics have specific meanings given to them in Clause 1.2;

           (b) headings do not affect the interpretation or construction;

           (c) references to an Act include the amendments to that Act which are in force, any Act passed in substitution for that Act and any regulations in force under that Act;

           (d) words importing the singular include the plural and vice versa;

           (e) words importing any gender includes every other gender;

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           (f)  references to a person include a corporation or
                company;

           (g) references to "winding up" when applied to individuals will be taken to refer to "bankruptcy";

           (h) references to any deed or agreement include references to that deed or agreement as varied or amended;

           (i) if under or in connection with this AGREEMENT the day on or by which any act, matter or thing is required to be done is not a BUSINESS DAY that act, matter or thing can be done on the next succeeding day which is a BUSINESS DAY;

           (j) reference to a clause, schedule or item in a schedule shall mean a reference to a clause, schedule or item in a schedule of this AGREEMENT.

1.2   In this AGREEMENT unless the context otherwise requires:-

      "ADVANCE" means the sum specified in Item 4 of the Schedule expressed in the legal currency of Australia;

      "AGREEMENT" means this AGREEMENT and any other agreement, deed or instrument expressed to supplemental to this AGREEMENT and any amendment, variation or modification made in accordance with the terms of this AGREEMENT;

      "AUTHORISED OFFICER" means:

          (a) in the case of the MINISTER, the Chief Executive Officer of the Economic Development Authority, a person for the time being acting in that capacity and any other person approved by the MINISTER to act as an AUTHORISED OFFICER for the purpose of this AGREEMENT;

          (b) in the case of the BORROWER, a director or secretary of the BORROWER and any other person approved by the BORROWER in writing to the MINISTER to act as an AUTHORISED OFFICER for the purpose of this AGREEMENT;

      "BORROWER" means the BORROWER described in Item 1 of the Schedule and its successors and permitted assigns;

      "BUSINESS" means the BORROWER'S business trading under the business name specified in Item 5 of the Schedule;

      "BUSINESS DAY" means any day on which trading banks are open for business in Adelaide;

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     "DEFAULT RATE" means the rate of interest being the aggregate of 2% per annum and the GOVERNMENT INVESTMENT RATE;

     "DRAWDOWN" means the advance of the ADVANCE under this AGREEMENT;

     "DRAWDOWN DATE" means the date specified in Item 6 of the Schedule;

     "EARLY TERMINATION DATE" has the meaning given to it in Clause 5;

     "EVENT OF DEFAULT" has the meaning given to it in Clause 5;

     "EXPIRY DATE" means that anniversary specified in Item 7 of the Schedule of the date of this Deed;

     "FTE" means a person who:

        (a)  resides in South Australia;

        (b) is taken to be an employee of the BORROWER under the PAYROLL TAX ACT (SA) 1971; and

        (c) for the purposes of an applicable industrial award or agreement is regarded as an employee working on a full time basis, or if no such award or agreement exists, is required by the BORROWER to work at least thirty seven and a half (37.5) hours a week.

     For the purposes of paragraph (c) of this definition where two or more such person are employed by the BORROWER, who each work less than thirty seven and a half (37.5) hours a week, their weekly hours, with the exception of the hours they may have performed in relation to overtime, may be combined to equate to a FTE (i.e thirty seven and a half (37.5) hours) and for the purposes of this AGREEMENT will be treated as FTE.

     "GOVERNMENT INVESTMENT RATE" means the aggregate of one percent (1%) per annum and the rate percent per annum determined by the MINISTER to be that which expresses as a percentage per annum the cost to the Government of South Australia of funding the amount of the ADVANCE to the BORROWER under this AGREEMENT;

     "MINISTER" means the Minister, its successors and permitted assigns;

     "OUTSTANDING MONEY" means and includes the aggregate of:

     (a)   the ADVANCE; and

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     (b)   all other money, including interest due and payable
           under this AGREEMENT and not paid and all loss and damages for which the BORROWER is now or after the date of this AGREEMENT indebted or liable or contingently indebted or liable to the MINISTER on any account whatever arising under or in connection with this AGREEMENT including payments, obligations and liabilities actual or contingent which the MINISTER incurs or has incurred for the protection, preservation or enforcement of its rights, powers and privileges under this AGREEMENT;

     "PURPOSE" means the purpose specified in Item 8 of the Schedule;

     "RELATED CORPORATION" means a corporation related to the BORROWER as defined by Section 50 of the Corporations Law;

     "REVIEW PERIOD" means the six (6) month period commencing on the DRAWDOWN DATE and every subsequent six (6) month period thereafter until the second anniversary of the DRAWDOWN DATE.

     "TERMINATION DATE" means the earlier of the following:

          (a)  the EXPIRY DATE; and

          (b) the date on which the MINISTER demands payment from the BORROWER of the OUTSTANDING MONEY provided that no demand will be made by the MINISTER unless and until an EVENT OF DEFAULT has occurred.

   1.3 Except where otherwise provided in this AGREEMENT any determination, statement or certificate by the MINISTER or an AUTHORISED OFFICER of the MINISTER provided for in this AGREEMENT will be conclusive and binding on the parties in the absence of manifest error.

   1.4 All notifications, opinions, certificates or decisions given, expressed or made for the purposes of and under this AGREEMENT by the MINISTER, will be prima facie evidence of those matters.


2.  ACKNOWLEDGMENTS BY THE BORROWER

   The BORROWER acknowledges that:

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      (a)  the MINISTER has determined that the lending of the ADVANCE to the
           BORROWER, on the terms of this AGREEMENT, will be in the interests of the public of the State of South Australia; and

      (b) the MINISTER, based on that determination, and at the request of the BORROWER, has agreed to lend the ADVANCE to the BORROWER interest free on the basis of the BORROWER'S agreement to comply with its obligations under this AGREEMENT; and

      (c) if it fails to comply with its obligations under this AGREEMENT the MINISTER will suffer loss.


3.  LENDING OF THE ADVANCE

    3.1 The MINISTER will not be under an obligation to lend the ADVANCE to the BORROWER:

           (a) if the MINISTER has not received, on or before the DRAWDOWN DATE, the following in form and substance satisfactory to the
                 MINISTER:

                  (i) a copy of the Memorandum and Articles of Association of the BORROWER certified by an officer of the BORROWER; and

                 (ii) a copy of extracts of all minutes of meeting and other authorisations of the BORROWER required for the execution, delivery and performance of its obligations under this AGREEMENT and authorising a named person or persons to sign on the BORROWER's behalf this AGREEMENT and any other notice or document required under this AGREEMENT certified by an officer of the BORROWER; and

                (iii) a list of the names, titles and specimen signatures signatures of the persons authorised to take action on behalf of the BORROWER as specified in sub-clauses
                         (i), (ii) and (v); and

                 (iv) a written direction from the BORROWER as to the payment of the ADVANCE signed by a duly authorised officer of the BORROWER; and

                  (v) a certified copy of any power of attorney issued in favour of any person executing this AGREEMENT or any required notices hereunder on behalf of the BORROWER; and

                 (vi) a certificate of currency in respect of the insurances required to be effected by the BORROWER in accordance with Clause 10; and

                (vii) the documents listed in Item 9 of the Schedule, if any; and





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                  (viii) such other documents as the MINISTER may reasonably require; and anything required to be certified under this Clause must be certified by the secretary or a director of the BORROWER as being true, complete and up-to-date;

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           (b)   if an EVENT OF DEFAULT, or event which, with the
                 giving of notice, lapse of time or fulfilment of any condition would be likely to become a EVENT OF DEFAULT has occurred and is subsisting at the DRAWDOWN DATE.

    3.2 Subject to Clause 3.1 the MINISTER will lend the ADVANCE to the BORROWER on the DRAWDOWN DATE on the terms of this AGREEMENT and the BORROWER accepts the ADVANCE on the terms of this AGREEMENT.

    3.3 The BORROWER will repay the ADVANCE to the MINISTER in accordance with Item 4.5 of the Schedule. On the TERMINATION DATE the BORROWER will pay to the MINISTER that part of the OUTSTANDING MONEY which does not comprise the ADVANCE.

    3.4 On the TERMINATION DATE the MINISTER'S obligations under this AGREEMENT terminate.

4.   PREPAYMENT OF THE ADVANCE BY THE BORROWER

     The BORROWER may prepay at any time prior to the TERMINATION DATE the whole or any part of the ADVANCE together with any other money payable under this AGREEMENT to the MINISTER but not paid by the BORROWER by giving not less than six (6) BUSINESS DAYS notice in writing to the MINISTER but not otherwise.



5.   EVENTS OF DEFAULT

    5.1 The occurrence at any time of any of the following events constitutes an event of default ("EVENT OF DEFAULT"):

          (a) the BORROWER fails to pay when due any payment under this AGREEMENT if that failure is not remedied on or before the second BUSINESS DAY after notice, given by the MINISTER of the failure, is treated as being received by the BORROWER under Clause 16; or

          (b) the BORROWER fails to comply with and perform its obligations under this AGREEMENT (other than an obligation to make a payment) if that failure is not remedied on or before the fourteenth day after notice, by the MINISTER, of the failure is treated as being received by the BORROWER under Clause 16; or

          (c) a representation or warranty made in connection with or under this AGREEMENT or, the making of it or any statement or report concerning the assets, liabilities and the financial condition of the BORROWER given in connection with or under this AGREEMENT, proves at any time to have been or to be incorrect, inaccurate or misleading in any material respect; or

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          (d)   a material term, condition or provision of this AGREEMENT is or becomes void, voidable, illegal, invalid or unenforceable or the BORROWER alleges or any court decides that any material term, condition or provision is void, voidable, illegal or invalid or unenforceable; or

          (e) a Liquidator, Receiver, Receiver or Manager, Voluntary Administrator, Mortgagee's Agent in Possession or Official Trustee in Bankruptcy is appointed in respect of the BORROWER or any RELATED CORPORATION and their respective assets or an order is made or resolution is proposed or passed for the winding up of the BORROWER or any RELATED CORPORATION; or

          (f) without the prior written consent of the MINISTER, a compromise, arrangement or scheme is proposed or entered into between the BORROWER and its creditors or any class of them or a RELATED CORPORATION and its creditors or any class of them or the BORROWER or any RELATED CORPORATION makes an assignment for its creditors or any class thereof or ceases to pay its debts as they mature; or

          (g) the BORROWER ceases or threatens to cease to carry on the BUSINESS in South Australia or disposes or threatens to dispose of a substantial part of its business, property or assets or a substantial part of its property or assets is seized or appropriated or reduces or threatens to reduce the number of FTE employed in the BUSINESS by the BORROWER below an average of ten (10) FTE within ten (10) years of the DRAWDOWN DATE; or

          (h) there occurs any material adverse change in the condition or stability of the BORROWER or a RELATED CORPORATION which in the reasonable opinion of the MINISTER could result in the BORROWER being unable to perform its obligations under this AGREEMENT; or

          (i) an inspector is appointed to investigate the affairs of the BORROWER or any RELATED CORPORATION; or

          (j) the effective control of the BORROWER will without the previous consent in writing of the MINISTER change in any respect and which in the opinion of the MINISTER will be detrimental to the interest of the MINISTER; or

          (k) the events specified in Item 10 of the Schedule, if any.

    5.2 At any time after an EVENT OF DEFAULT has occurred, and whether or not the relevant EVENT OF DEFAULT is continuing, the MINISTER may, by notice in writing to the BORROWER specifying the relevant EVENT OF DEFAULT designate a date as an early termination date for the purposes of this AGREEMENT ("EARLY TERMINATION DATE") being a date not


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          earlier than the third day after the notice is treated as being received by the COMPANY under Clause 16.

    5.3 If the MINISTER gives a notice to the BORROWER designating an EARLY TERMINATION DATE and whether or not the relevant EVENT OF DEFAULT is continuing, the BORROWER will pay to the MINISTER on the EARLY TERMINATION DATE the OUTSTANDING MONEY, on receipt of which the MINISTER'S obligations under this AGREEMENT will terminate.

6.  AVOIDANCE OF PAYMENTS MADE BY THE BORROWER

           If any payment, obligation, settlement, conveyance, transfer or other transaction of the AGREEMENT relating to or under this AGREEMENT is:


           (a)  void, voidable or unenforceable, in whole or in part; or

           (b) claimed to be void, voidable or unenforceable, in whole or in part, and that claim is upheld, conceded or compromised in whole or in part,

           the rights of the MINISTER and the liability of the BORROWER are the same as if:

           (c) that payment, obligation, settlement, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

           (d) any release, settlement or discharge made in reliance on anything referred to in paragraph (c),

     had not been made and the BORROWER must immediately take all action, and sign all documents necessary or required by the MINISTER to restore all rights and interests held by the MINISTER before the payment, obligation, settlement, conveyance, transfer or transaction. This obligation applies whether or not the MINISTER knew, or ought to have known, of anything referred to in paragraph (a) or (b).


7. REPRESENTATIONS BY THE BORROWER

    7.1   The BORROWER represents and warrants to the MINISTER as follows:-

    (a) The BORROWER is duly incorporated and qualified to carry on the BUSINESS.

    (b) The execution, delivery and performance by the BORROWER of this AGREEMENT is within the powers of the BORROWER and is valid and enforceable and the BORROWER has been duly authorised by all necessary action and does not and will not contravene or result

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          in any breach of any law or contractual arrangement or agreement by which the BORROWER or any of its assets are bound.


    (c) All authorizations, approvals, consents, licences, exemptions, filings, registrations and other requirements with respect to the BORROWER of governmental, judicial and public bodies and authorities required in connection with the execution, delivery and performance by the BORROWER of this AGREEMENT have been obtained or effected or will be obtained or effected within any relevant time or statutory period and are or will be in full force and effect and there has been no default by the BORROWER in the performance of any of those terms or conditions.

    (d) No EVENT OF DEFAULT or event which with the giving of notice or lapse of time or both would if it continued become an EVENT OF DEFAULT, has occurred and is continuing.

    (e) The information contained in all financial statements, accounts, certificates, balance sheets, financial projections, schedules and other documents, accounting and financial information supplied to the MINISTER relating to the BORROWER or any matter related to the ADVANCE presents, as the case may be, a true and fair view of the financial position of the BORROWER as of the DRAWDOWN DATE and is true and correct and not misleading in any material respect and the financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that in respect of previous financial years (unless notified to the contrary to the MINISTER) and there are no material facts known to the BORROWER relating to the condition of the BORROWER financial or otherwise or any matter relating to the ADVANCE which could or might affect the willingness of a lender to enter into an agreement with the BORROWER in terms similar to the terms of this AGREEMENT which have not been disclosed to the MINISTER.

    (f)   As at the DRAWDOWN DATE the BORROWER already employs ten (10) FTE

          Each of the above representations and warranties shall survive the execution of this AGREEMENT and the provision of the ADVANCE and will be correct and complied with in all material respects on the DRAWDOWN DATE as if repeated then by reference to the then existing circumstances, except that each reference to accounts in (e) shall be construed as a reference to the then latest available annual accounts.


    7.2 The BORROWER hereby indemnifies the MINISTER against all losses, liabilities, costs, claims, charges, expenses, actions or demands which he may incur or which may be made against him as a result of, or in relation to, or in connection with, any misrepresentation by the BORROWER or any breach of the representations and warranties made by the BORROWER.

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8.  OBLIGATIONS OF THE BORROWER

    The BORROWER agrees with the MINISTER that until the OUTSTANDING MONEY has been repaid or paid to the MINISTER:

    (a) the BORROWER will not, except with the prior consent in writing of the MINISTER, apply the ADVANCE for purposes other than the PURPOSE;

    (b) the BORROWER will carry on and maintain the BUSINESS in South Australia and will not, except with the prior written consent of the MINISTER, reduce or threaten to reduce the scale of its operations in South Australia within ten (10) years from the DRAWDOWN DATE from that which is being carried on at the date of this AGREEMENT;

    (c) the BORROWER will provide at all reasonable times such information and particulars (including, without limitation, any books of account, balance sheets, profit and loss statements, monthly financial reports, documents or papers of any kind whatever relating to the BORROWER) as the MINISTER reasonably requires in connection with affairs and operations of the BORROWER and the MINISTER will be entitled to make copies or take extracts of them, and inspect all or any buildings, fixtures, fittings, machinery, implements, utensils, stock-in-trade, and other things belonging to the BORROWER or in which the BORROWER may have an interest of whatever nature;

    (d) give the MINISTER notice in writing forthwith upon becoming aware of the occurrence of any EVENT OF DEFAULT or other event which, with the giving of notice or lapse of time or upon the MINISTER making the relevant determination would constitute an EVENT OF DEFAULT;

    (e) the BORROWER will comply with the obligations specified in Item 11 of the Schedule, if any.


9.  NO WITHHOLDINGS AND DEDUCTIONS BY THE BORROWER

     All amounts payable by the BORROWER under this AGREEMENT will be calculated without reference to any set-off, counterclaim or withholding by the BORROWER and will be made free and clear of and without any deduction for or on account of any set-off, counterclaim or withholding unless in the case of a withholding it is required by law.


10.   REQUIREMENTS AS TO INSURANCE

          The BORROWER will insure and keep insured the whole of its assets and undertakings with a reputable insurer for their full insurable value against fire, storm, tempest and all other risks as are usually insured against by persons or companies pursuing a business enterprise of the same or similar kind to that pursued by the BORROWER AND in addition the BORROWER will effect those workers compensation, public risk and other insurances as are usually effected by persons or companies engaged in an enterprise of the same or similar kind to that carried on by the BORROWER AND will produce such certificates of insurances or other satisfactory evidence of it to the MINISTER within two (2) days of a request by the MINISTER AND if any default will be made in the performance of the foregoing covenants for insurance then and in every such case it will be lawful for but not obligatory on the MINISTER to effect or revive or keep on foot those insurance or insurances for the like or any less amount and the costs incurred by the MINISTER in doing so will be paid by the BORROWER to the MINISTER within two (2) days (exclusive of the date of receipt) of the date a written demand for payment of those costs by the MINISTER is treated as being received under Clause 16.



11.    SEVERABILITY

       In the event that any one or more of the provisions of this AGREEMENT are invalid, void, illegal or unenforceable in respect of any law the validity, existence, legality and enforceability of the remaining provisions of this AGREEMENT will not in any way be affected, prejudiced or impaired.


12.   DEFAULT INTEREST PAYABLE BY THE BORROWER

       If the BORROWER defaults in the payment of any amount under this AGREEMENT on the due date for its payment the BORROWER will pay interest on that amount for the period from (and including) the due date until (but excluding) the date of its payment (both before and after any judgement) at the DEFAULT RATE. The interest will accrue from day to day, be calculated on a 365 day year basis, be paid within two (2) days of the date a written demand by the MINISTER for interest is treated as being received by the BORROWER under Clause 16 and will be capitalised every 30 days and itself bear interest in accordance with the terms of this Clause.


13.    DELEGATION BY THE MINISTER

       The parties agree and acknowledge that any act, matter, or thing, including any demand or communication, which is required to be performed, given or done or is permitted to be performed, given or done by the MINISTER may be performed, given or done by an AUTHORISED OFFICER of the MINISTER.


14.    GOVERNING LAW


       14.1 This AGREEMENT shall be governed by and construed in accordance with the law for the time being in force in South Australia and the parties to this AGREEMENT irrevocably agree for the benefit of the other that the courts of the State of South Australia have jurisdiction to hear and determine any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this AGREEMENT and for such purposes irrevocably submit to the jurisdiction of such courts. Each party waives any right it has to object to an action being brought in those courts, to claim that the action has been brought in an inconvenient forum, or to claim that those courts do not have jurisdiction.


     14.2 Without preventing any other mode of service, any document in an action (including, without limitation, any writ or summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under Clause 16.


15.  COSTS PAYABLE BY THE PARTIES

     15.1 Each party will bear its own costs, charges and expenses of and relating to the negotiation, preparation and execution of this AGREEMENT. Any stamp duty or registration fees shall be payable by the MINISTER.

     15.2 The BORROWER will pay to the MINISTER on demand all duties, fees, costs (including legal costs), charges and other expenses incurred by the MINISTER as a result of any and every breach of, or non-compliance with the terms of this AGREEMENT, by the BORROWER and in or incidental to the exercise or attempted exercise (as a result of any breach or non-compliance) of any right, power, privilege, authority or remedy of the MINISTER under or by virtue of this AGREEMENT at law or in equity.

16.  GIVING OF NOTICES

     16.1 In any circumstances where pursuant to the terms of this AGREEMENT any demand or notice in writing is required to be given it will be sufficient for it to be given by notice in writing signed by the party giving the notice or for and on behalf of the party giving the notice by an AUTHORISED OFFICER of that party or by its solicitors and that demand or notice may be served upon the party intended to receive the demand or notice by delivering it at the following relevant address, telex or facsimile number:-

            (a)   if to the MINISTER:

                  Minister for Industry, Manufacturing, Small Business and Regional
                  Development
                  Level 9
                  Terrace Towers
                  178 North Terrace
                  Adelaide  SA  5000

                  Facsimile No:  (08) 303 2410

                  Attention:  The Chief Executive Officer
                  Department of Industry, Manufacturing, Small Business and Regional Development.


           (b)    if to the BORROWER:

                  the address or facsimile number specified in Item 12 of the Schedule;

           and will (if delivered by hand), be treated as having been received when left at the address or (if sent by post) four (4) days after deposit in the post, and will be treated as having been received or delivered on dispatch if made by facsimile message and dispatch confirmed by telephone call made by the originator of the facsimile message to the current address advised by the recipient.

     16.2 Any communication or document received on a non-working day in the place of receipt or after 5.00 p.m. (local time) on a working day will be effective at the commencement of business on the next working day in the place of receipt.

     16.3 Either party hereto may vary its address for service for the purposes of this clause by notifying the other party hereto in writing thereof.


17.   NO ASSIGNMENT BY THE BORROWER

      The BORROWER may not assign or transfer all or any part of its rights or obligations under this AGREEMENT without the prior written consent of the MINISTER.


18.  NO WAIVERS BY THE MINISTER

     No failure or delay by the MINISTER in exercising any right, power or privilege hereunder will impair or operate as a waiver of it nor will any single or partial exercise of any right, power or privilege preclude any further exercise of it or the exercise of any other right, power or privilege. The rights and remedies provided in this AGREEMENT are cumulative and not exclusive of any rights and remedies provided by law.


19.  ATTORNEYS

     Persons who have signed this AGREEMENT as attorney acknowledge and declare that they have no notice of revocation of the power of attorney under which they have signed this AGREEMENT.



EXECUTED AS AN AGREEMENT



THE COMMON SEAL of MINISTER                    )
                                               )
FOR INDUSTRY, MANUFACTURING, SMALL             )
                                               )
BUSINESS AND REGIONAL DEVELOPMENT              )
                                               )
was hereunto affixed in the presence of:       )




 ...............................................
Witness
(Print Name:                                   )


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
SIGNED by ROBERT GEORGE EDWARDS                )            TAB AUSTRALIA PTY LTD
                                               )            (A.C.N. 062 369 724)
of 27 Old Belair Road, Belair South Australia  )              By its Attorney
                                               )
5052 who certifies that he is one of the       )  ...............................
                                               )  Power of Attorney No. 7985949
Directors of TAB AUSTRALIA PTY LTD             )
                                               )
(A.C.N. 062 369 724)  as Attorney for          )
                                               )
TAB AUSTRALIA PTY LTD  (A.C.N. 062 369 724)    )
                                               )
in the presence of:                            )

 ...............................................
Witness
(Name:                                         )



                        SCHEDULE HEREINBEFORE REFERRED


ITEM 1
("the BORROWER")

TAB AUSTRALIA PTY LTD                                 A.C.N. 062 369 724


ITEM 2
(Company's place of incorporation)

SOUTH AUSTRALIA


ITEM 3
(address of Company's registered office)

C/- Coopers and Lybrand
Level 14
91 King William Street
Adelaide, SA 5000


ITEM 4
("Advance")

4.1 An amount not exceeding TWO HUNDRED THOUSAND DOLLARS ($200,000) interest free to be advanced by the MINISTER to the BORROWER as follows:

     (i)  ONE HUNDRED THOUSAND DOLLARS ($100,000) on the DRAWDOWN DATE; and

     (ii) Subject to (iii) and (iv) of this clause 4.1, FIVE THOUSAND
          DOLLARS ($5,000) for each FTE engaged by the BORROWER in the BUSINESS in the period between the DRAWDOWN DATE and the second anniversary of the DRAWDOWN DATE:

           (a) both over and above the ten (10) FTE described in Clause 7.1(f); and

           (b) over and above the average number of FTE employed in the preceding REVIEW PERIOD, provided that the aggregate of the monies paid does not exceed a total amount of ONE HUNDRED THOUSAND DOLLARS ($100,000).

     (iii) In the event that the average number of FTE employed by the BORROWER in the BUSINESS during any one REVIEW PERIOD is less than the average number of FTE employed in the preceding REVIEW PERIOD, no payment will be made in relation to the first mentioned REVIEW PERIOD.

     (iv) If any one REVIEW PERIOD is preceded by a REVIEW PERIOD in which no monies were paid, in order to assess what monies are payable to the BORROWER in the REVIEW PERIOD firstmentioned, the average number of FTE in the REVIEW PERIOD in which monies were last paid should be referred to.

     (v) Subject to Clause 4.2 of the Schedule, payment of any monies to which the BORROWER becomes entitled under subclause (ii) will be made every six months during the period between the DRAWDOWN DATE and the second anniversary of the DRAWDOWN DATE.

4.2 The MINISTER shall advance the monies described in Clause 4.1(ii) of the Schedule to the BORROWER upon the BORROWER providing to the MINISTER, a written request in a form which complies with Clause 4.3 of the Schedule ("CLAIM").

4.3 In respect of the monies to be provided under Clause 4.1(ii) of the Schedule a CLAIM will only be valid and effective to oblige the MINISTER to provide the amount if the CLAIM:

     (i)        is signed by an AUTHORISED OFFICER of the BORROWER;

     (ii) specifies the number of FTE which are employed by the BORROWER in its BUSINESS in South Australia, as at the date of the CLAIM;

     (iii) specifies the FTE in respect of which the CLAIM is being made and the amount of the CLAIM;

     (iv) is accompanied by such records and information so as to substantiate the employment by the BORROWER of the FTE to which the CLAIM relates including (without limitation) pay roll tax returns lodged with the South Australian State Taxation Office; and

     (v)        no TERMINATION EVENT has occurred or is continuing.

4.4 If the BORROWER sends a CLAIM to the MINISTER complying with Clause 4.3 of the Schedule and being in respect of the monies payable under Clause 4.1(ii) of the Schedule then the MINISTER shall advance the amount within five (5) BUSINESS DAYS.

4.5  The BORROWER shall repay the ADVANCE in the following manner:

     (i) with respect to the monies advanced pursuant to Clause 4.1(i) of the Schedule the BORROWER shall repay those monies on the TERMINATION DATE or upon a later date that the MINISTER may in his absolute discretion, in writing agree to; and

     (ii) with respect to the monies advanced pursuant to Clause 4.1(ii) of the Schedule the BORROWER shall repay those monies on the tenth
          (10th) anniversary of the DRAWDOWN DATE or on the TERMINATION DATE, whichever is earlier.


ITEM 5
("Business")
TAb Australia Pty Ltd


ITEM 6
("DRAWDOWN DATE")
Within thirty (30) days of the execution of the AGREEMENT.


ITEM 7
("Expiry Date")
ninety ninth (99th) anniversary


ITEM 8
("Purpose")
To assist the BORROWER to establish a facility in South Australia for the downstream processing of sheep serum at which facility the BORROWER will use its best endeavours to employ not less than twenty (20) FTE.


ITEM 9
(documents under Clause 3.1(a)(vii))
Written evidence that at the DRAWDOWN DATE the BORROWER employs the persons described in Clause 7.1(f).


ITEM 10
(events under Clause 5.1(k))


ITEM 11
(obligations of the BORROWER under Clause 8(e))

11.1 The BORROWER shall use its best endeavours to ensure that an average of not less than ten (10) FTE are employed by the BORROWER in the BUSINESS in the period between the DRAWDOWN DATE and the tenth anniversary of the DRAWDOWN DATE.

11.2 The BORROWER shall provide the MINISTER with an annual report ("the REPORT") in the period between the second and tenth anniversary of the DRAWDOWN DATE which:

     (i)        is signed by an AUTHORISED OFFICER of the BORROWER;

     (ii) specifies the number of FTE which were employed on average in each month by the BORROWER in the BUSINESS in the previous twelve (12) months; and

     (iii) is accompanied by such records and information so as to substantiate the employment by the BORROWER of the FTE to which the REPORT relates including (without limitation) pay roll tax returns lodged with the South Australian State Taxation Office.


ITEM 12
(Borrower's details for service of notices under Clause 16)

TAB AUSTRALIA PTY LTD             A.C.N. 062 369 724

Address:       C/- Coopers and Lybrand
               Level 14
               91 King William Street
               Adelaide  SA  5000

Facsimile No:  278 7261

Attention:     Dr Robert Edwards, Managing Director